UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a‑12

Paragon 28, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

On April 2, 2025, the following email was sent to employees of Paragon 28, Inc (the “Company”). The email linked to the following article that was made available to Company employees on the Company’s intranet.

Subject: Our shared purpose

P28 Employees,

Last week, I had the opportunity to participate in a fireside chat at the Zimmer Biomet Global Leadership Summit. The Summit is an annual meeting that brings together the top 100+ leaders of Zimmer Biomet to gain clarity on business strategy and reimagine what’s possible for the future.

I joined Tim Keefe, Vice President, Integration Lead, on stage for the fireside chat, where I shared our company’s early history, cultural roots, and competitive edge. We discussed how we sustain our market leadership, the exciting opportunities ahead with Zimmer Biomet, and the potential for future innovation in our space. I also had the opportunity to engage with the audience through a Q&A session.

I have to say, it was an incredibly insightful experience. The leadership team there is as excited as we are about our future together, and I walked away with an enhanced sense of purpose for what’s ahead for our organization.

I want you to be able to tap into the same sense of optimism and excitement for our collective future. I encourage you to take a few minutes to learn more about ZB (link to article) – and get a better understanding of what defines Zimmer Biomet and what they stand for as a company.

As a reminder, we continue to operate as two independent companies until the deal closes.

Thank you as always for everything that you do.

7 Things to Know About Zimmer Biomet

As we move forward in anticipation of closing, we asked the ZB team to share some of the things that define their company and what they stand for. Here is what they shared:

To be part of Zimmer Biomet is to be part of something BOLD —

1.
Our Mission is at the heart of everything we do—we embrace and celebrate it.
Thirteen words fuel our purpose each day: alleviate pain and improve the quality of life for people around the world. Our Mission is at the center of our roadmap, influencing our decisions and priorities, and shaping our culture through our Guiding Principles. We remember that everything we do affects a real person living with pain or mobility challenges—who wants to get back to living life to the fullest. At the end of each year, we celebrate our Mission and the lives of those impacted by the work we do each day at our global Tidings of Joy event.

2.
We are celebrating 98 years—and confident in a bright future beyond.
With nearly a century at the forefront of medical innovation and excellence, we have consistently set the standard in musculoskeletal care. Since ZB’s founding in 1927 by Justin O. Zimmer, our legacy has grown through our progressive culture of evolution and innovation to transform patient care through integrated digital and robotic technologies that leverage data, data analytics and artificial intelligence. We celebrate Founders Day on May 2 and look forward to our centennial celebration in 2027.

3.
We innovate BOLDLY—in our products, partnerships and approach.
Our vision is to become the boldest MedTech company by solving the most meaningful challenges in healthcare—and ZB is at the forefront of developing groundbreaking products and technologies that are truly changing the standard of orthopedic care, launching Persona IQ® The Smart Knee® Implant as the world’s first smart knee and announcing the successful completion of the world’s first robotic-assisted shoulder replacement surgery using ROSA® Shoulder System. As the first and only official medical device partner of the Association of Pickleball Players, Professional Pickleball Association and USA Pickleball, ZB is a Trusted Partner with marquis brand presence among one of America’s fastest growing sports. And you may have heard about our Chief Movement Officer, Arnold Schwarzenegger—who partnered with ZB to launch the boldest direct-to-patient campaign in the history of MedTech—You’ll Be Back.

4.
Our people make the difference.
The heart of ZB is our team—we invest in our people. Whether through career development, mentorship or learning opportunities, our team members have opportunities to unlock their full potential. Our nearly 18,000 dedicated team members around the world collaborate, problem-solve and push boundaries to make a real impact in an inclusive environment where diverse perspectives bring fresh ideas and growth. Our eight Employee Resource Groups (ERGs) further enrich our culture by fostering community and support among team members.

5.
We are committed to the highest standards of patient safety, quality and integrity.
In early 2025, Ethisphere recognized ZB as one of the World’s Most Ethical Companies®. Our robust Compliance program ensures that we follow laws, regulations and ethical standards, guiding us in making the right choices and protecting all team members from retaliation when they speak up. Our commitment to quality excellence is embedded into our culture. In 2024, we received zero FDA Warning Letters and had zero findings in 100% of our Notified Body audits.

6.
We embrace our social responsibilities—to people and the planet.
Giving back is one of our Guiding Principles. Beyond our work, we are committed to making a difference in the communities we serve through volunteerism, partnerships and philanthropy, supporting initiatives that improve lives and foster positive change, while holding ourselves accountable to improving our environmental footprint. Our annual Sustainability Report outlines these commitments and provides transparency on our progress.

7.
Your Work Matters
Every role at ZB contributes to something bigger. Every eight seconds, a Zimmer Biomet product helps alleviate pain and improve the quality of life for a patient somewhere in the world. Whether you’re in R&D, operations, sales, or any other function, your work impacts patients, healthcare providers and communities worldwide. We think that’s pretty amazing.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding  Paragon 28, which involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.  All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements.  In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “are confident that,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “would” or the negative of these terms or other comparable terms.  Forward-looking statements in this release include, among other things, statements about the potential benefits of the proposed transaction; anticipated accretion and growth rates; plans, objectives, beliefs, expectations and intentions of the board of directors of Paragon 28 and Paragon 28 management; the financial condition, results of operations and business of Paragon 28; the possibility that the milestone associated with the contingent value rights are achieved in part or at all; and the anticipated timing of closing of the proposed transaction.

These forward-looking statements are based on certain assumptions and analyses made by Paragon 28 in light of Paragon 28’s experience and Paragon 28’s perception of historical trends, current conditions and expected future developments, as well as other factors Paragon 28 believes are appropriate in the circumstances.  These forward-looking statements also are based on the current expectations and beliefs of the management of Paragon 28 and are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  Risks and uncertainties include, among other things, (i) risks related to the satisfaction of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as whether the stockholders of Paragon 28 will approve the proposed transaction and the possibility that the proposed transaction does not close; (ii) risks related to the possibility that competing offers or acquisition proposals for Paragon 28 will be made; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require Paragon 28 to pay a termination fee; (iv) risks related to the ability to realize the anticipated benefits of the proposed transaction, including the possibility that the expected benefits from the proposed transaction will not be realized or will not be realized within the expected time period; (v) the risk that the businesses will not be integrated successfully; (vi) risks relating to the achievement, in part or at all, of the revenue milestone necessary for the payment of any contingent value rights; (vii) disruption from the proposed transaction making it more difficult to maintain business and operational relationships, including with customers, vendors, service providers, independent sales representatives, agents or agencies, and Paragon 28’s ability to attract, motivate or retain key executives, employees and other associates; (viii) risk related to the proposed transaction diverting Paragon 28’s management’s attention from ongoing business operations; (ix) negative effects of this announcement or the consummation of the proposed transaction on the market price of Paragon 28’s common stock and on Paragon 28’s operating results; (x) the risk of litigation, including shareholder litigation, and/or regulatory actions, including any conditions, limitations or restrictions placed on approvals by any applicable governmental entities, related to the proposed transaction; and (xi) (A) other risks and uncertainties discussed in Paragon 28’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q  (in particular, the risk factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in such Annual Reports and Quarterly Reports), and (B) other risk factors identified from time to time in other filings with the U.S. Securities and Exchange Commission (the “SEC”).  Filings with the SEC are available on the SEC’s website at www.sec.gov.

The list of factors that may affect actual results and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive.  Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof.  Paragon 28 undertakes no obligation to update any of these forward-looking statements as the result of new information or to reflect events or circumstances after the date of this communication or to reflect actual outcomes, expect as required by law, and expressly disclaim any obligation to revise or update any forward-looking statement to reflect future events or circumstances.

Participants in the Solicitation

Paragon 28 and its directors and executive officers and other members of management and employees, under SEC rules, may be deemed participants in the solicitation of proxies from the stockholders of Paragon 28 in connection with the proposed transaction. Information regarding Paragon 28’s directors and executive officers can be found in Paragon 28’s definitive proxy statement on Schedule 14A for the 2024 Annual Meeting of Stockholders, which was filed with the SEC on April 5, 2024 and subsequent statements of beneficial ownership on file with the SEC. These documents are available free of charge at the SEC’s web site at www.sec.gov and on Paragon 28’s website at www.paragon28.com.  Additional information regarding the interest of Paragon 28’s participants in the solicitation of Paragon 28’s stockholders, which may, in some cases, be different than those of Paragon 28’s stockholders generally, is included in Paragon 28’s definitive proxy statement relating to the proposed transaction, dated March 17, 2025, which was filed with the SEC on March 18, 2025.

Additional Information and Where to Find It

In connection with the proposed transaction, on March 18, 2025, Paragon 28 filed a definitive proxy statement, dated March 17, 2025, with the SEC.  The definitive proxy statement will be mailed to Paragon 28’s stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF PARAGON 28 ARE URGED TO READ THE PROXY STATEMENTS AND ALL RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (if and when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, and on Paragon 28’s website at www.paragon28.com. In addition, the proxy statement and other documents may be obtained free of charge by directing a request to Paragon 28, Inc., Robert McCormack, 14445 Grasslands Drive, Englewood, Colorado, telephone: (720) 912-1332.